EXHIBIT 99.1

Parlux Fragrances, Inc. Announces Fiscal 2008 Earnings

Thursday June 5, 5:00 pm ET

FORT LAUDERDALE, FL--(MARKET WIRE)--Jun 5, 2008 -- Parlux Fragrances, Inc. (NasdaqGS:PARL - News) announced its results for the fiscal year ended March 31, 2008. Sales from continuing operations were $153,696,374 compared to $134,365,094 in the prior year, an increase of 14%.

Income from continuing operations was $5,010,751 compared to a loss of ($27,864,295) in the prior year. Net income including discontinued operations was $5,036,101, or $0.24 per diluted share compared to $2,882,232 or $0.16 per diluted share in the prior year.

Mr. Neil Katz, Chairman and CEO, noted that, "The Company achieved a $51 million improvement in income from continuing operations before income taxes, on a year to year basis, which underscores our success in restructuring our operations and refocusing our business. We have reduced our operating costs by 33% by centralizing warehousing/distribution in New Jersey, and moving all corporate management and administrative activities into new office facilities in South Florida. We have reduced inventories by 35%, reduced G&A by 39% (excluding non-cash share-based compensation charges of $244,662 in 2008 and $18,946,950 in 2007), and reduced advertising by 22%, while concurrently increasing sales by 14%."

"Most significantly," Mr. Katz continued, "the Company had over $21 million in cash on hand at year end, and our $35 million bank line was not utilized. These funds will be available to support the launch of new licenses which we have signed, specifically Jessica Simpson, Nicole Miller, Natori and Queen Latifah, and to fully support our ongoing base business of Paris Hilton and GUESS?. Additionally, we will be launching a new Paris Hilton fragrance this Fall, as well as a new GUESS? men's fragrance in the Spring of 2009."

"We are optimistic about the growth and profit potential of the Company in Fiscal 2009 and the future," Mr. Katz concluded.

The financial results for fiscal 2008 are attached. The Company will file its Annual Report on Form 10-K for the fiscal year ended March 31, 2008 as soon as possible.

About Parlux

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton fragrances, watches, cosmetics, sunglasses, handbags and other small leather accessories in addition to licenses to manufacture and distribute the designer fragrance brands of GUESS?, Jessica Simpson, Nicole Miller, Natori, Queen Latifah, XOXO, Ocean Pacific (OP), Maria Sharapova, Andy Roddick, babyGund, and Fred Hayman Beverly Hills.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Parlux or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and Parlux's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions and continued compliance with the covenants in our credit facility. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Parlux undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                      PARLUX FRAGRANCES, INC.

              CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Years Ended March 31,

                                              ----------------------------

                                                  2008            2007

                                              -------------  -------------

Net sales:

  Unrelated customers                         $  94,543,003  $  82,527,269

  Related customers                              59,153,371     51,837,825

                                              -------------  -------------

                                                153,696,374    134,365,094

                                              -------------  -------------

Cost of goods sold:

  Unrelated customers                            48,119,145     48,620,015

  Related customers                              29,110,965     27,367,271

                                              -------------  -------------

                                                 77,230,110     75,987,286

                                              -------------  -------------

Operating expenses (including share-based

 compensation expenses of $244,662 and

 $18,946,950 in 2008 and 2007, respectively)     67,866,586    101,614,716

Gain on sale of property held for sale                  ---        494,465

                                              -------------  -------------

Operating income (loss) from continuing

 operations                                       8,599,678    (42,742,443)

Other income                                        497,770            ---

Interest expense, net                            (1,001,020)    (2,244,659)

Gain on sale of investment in affiliate                 ---      1,774,624

Foreign exchange (loss) gain                         (3,339)        10,408

                                              -------------  -------------

Income (loss) from continuing operations

 before taxes                                     8,093,089    (43,202,070)

Income tax provision (benefit)                    3,082,338    (15,337,775)

                                              -------------  -------------

Income (loss) from continuing operations          5,010,751    (27,864,295)

                                              -------------  -------------

Discontinued operations:

Income from operations of Perry Ellis

 fragrance brand                                     40,887     47,669,033

Income tax provision related to Perry Ellis

 brand                                               15,537     16,922,506

                                              -------------  -------------

Income from discontinued operations                  25,350     30,746,527

                                              -------------  -------------

Net income                                    $   5,036,101  $   2,882,232

                                              =============  =============

Diluted earnings (loss) per common share:

       Continuing operations                  $        0.24  $       (1.53)

                                              -------------  -------------

       Discontinued operations                $        0.00  $        1.69

                                              -------------  -------------

     Total                                    $        0.24  $        0.16

                                              -------------  -------------

Weighted average shares outstanding              20,603,256     20,805,710

                   CONDENSED CONSOLIDATED BALANCE SHEET DATA

                                                  March 31,     March 31,

                                                    2008          2007

                                                ------------- -------------

Cash and cash equivalents                       $  21,408,167 $      14,271

Trade receivables, net                             34,693,173    25,540,686

Inventories                                        48,068,280    56,183,036

Other current assets                               18,163,338    32,326,881

                                                ------------- -------------

Current Assets                                    122,332,958   114,064,874

Inventories, non-current                                  ---    17,392,000

Equipment and leasehold improvements, net           4,093,091     4,286,194

Trademarks and licenses, net                        2,770,211     3,912,783

Other assets                                        1,951,680     5,240,580

                                                ------------- -------------

Total Assets                                    $ 131,147,940 $ 144,896,431

                                                ============= =============

Borrowings, current portion                     $     990,953 $  17,697,616

Other current liabilities                          14,048,769    16,907,338

                                                ------------- -------------

Current Liabilities                                15,039,722    34,604,954

Borrowings, less current portion                      542,633     1,536,959

                                                ------------- -------------

Total Liabilities                                  15,582,355    36,141,913

Stockholders' Equity                              115,565,585   108,754,518

                                                ------------- -------------

Total Liabilities and Stockholders' Equity      $ 131,147,940 $ 144,896,431

                                                ============= =============

Contact:

     CONTACT:

     Parlux Fragrances, Inc.

     (954) 316-9008

     http://www.parlux.com

     Neil J. Katz Ext. 8116

     Raymond J. Balsys Ext. 8106

_________________________

Source: Parlux Fragrances, Inc